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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2010

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600 San Diego, California		92128
(Address of principal executive offices)		(Zip Code)

(858) 668-2586
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01    Exhibits and Financial Statements.

        Explanatory Note:    We are filing this Current Report on Form 8-K for the sole purpose of re-filing the attached exhibits, which were originally filed as Exhibits 10.13 and 10.14 to the Registration Statement on Form S-1, as amended (File No. 333-156408), originally filed by us on December 22, 2008. At the original time of filing, we redacted certain portions of these exhibits pursuant to a request for confidential treatment submitted pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended, which request the Staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Staff") granted pursuant to an Order of the Commission dated April 15, 2009 (CF#23251) (the "Order"), for a period of time extending through January 31, 2010. We subsequently filed a request to extend the period of confidential treatment granted pursuant to the Order for the redacted portions of the exhibits.

        Based on comments received from the Staff to our extension request, we are re-filing the exhibits as Exhibits 10.13 and 10.14 to this report, which exhibits have been revised to restore previously redacted language pertaining to revenue and EBITDA performance targets related to the 2009 fiscal year. No other changes were made to the previously filed-exhibits..

(d)
Exhibits.

10.13*	Amended and Restated 2005 Stock Incentive Plan—Form of Stock Option Agreement and Notice of Option Grant for Charlene Dackerman, Jane McAuliffe, Ross Woodard and other non-executive employees.
10.14*	Amended and Restated 2005 Stock Incentive Plan—Form of Stock Option Agreement and Notice of Option Grant for Andrew S. Clark, Daniel J. Devine, Rodney T. Sheng and Christopher L. Spohn.

*
Portions of this exhibit have been omitted pursuant to a request for confidential treatment under 17 C.F.R. §§ 200.80(b)(4), 230.406 and 240.24b-2, and the non-public information has been filed separately with the SEC.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2010	Bridgepoint Education, Inc.
	By:	/s/ DANIEL J. DEVINE Name: Daniel J. Devine Title: Chief Financial Officer

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  Item 9.01 Exhibits and Financial Statements.
SIGNATURES